EXHIBIT 1.A

                            UNDERWRITING AGREEMENT

THIS AGREEMENT, made and entered into on this 6th day of December, 1989, by nd between Farmland Industries, Inc., a Kansas cooperative corporation (" Farmland"), and Farmland Securities Company, a Delaware corporation ("FSC").

WITNESSETH:

       WHEREAS, FSC is a wholly-owned subsidiary of Farmland and has been organized by Farmland solely for the purpose of selling securities of Farmland on a "best efforts" basis; and

       WHEREAS, FSC and Farmland desire to set forth their mutual understandings regarding their respective responsibilities;

       NOW, THEREFORE, in consideration of the premises and their mutual agreements herein set forth, the parties hereto agree as follows:

1. Employment of FSC. Farmland hereby engages FSC to offer Debt Securities of Farmland to the public and to solicit subscriptions from the public to buy Debt Securities of Farmland anywhere within the Territory as hereinafter defined. FSC accepts such appointment and agrees that it will not engage in the offer, purchase or sale of any security other than Debt Securities of Farmland.

    As used herein the phrases "Debt Securities of Farmland" and "Debt Securities" shall mean such various classes and types of Debt Securities as may from time to time be offered by Farmland for sale and distribution to the public pursuant to an effective registration statement filed by Farmland under the Securities Act of 1933 (the "1933 Act"). The term " Territory" means any state in which Farmland desires to sell its Debt Securities and in which the Debt Securities are duly registered for offer, sale and distribution under the "Blue Sky" or securities laws thereof or are exempt from such registration.

2. Function of FSC. The sole function of FSC shall be to use its best efforts to offer and solicit through its associated persons subscriptions for Debt Securities of Farmland within the Territory upon the terms set forth in the prospectus delivered by Farmland to FSC with respect to such Debt Securities. FSC will at all times solicit such subscriptions upon Farmland subscription forms provided by Farmland to FSC. At the time FSC secures a subscription, it shall also secure a check or draft from the subscriber payable to Farmland in payment for the Debt Securities covered by the subscription and shall promptly forward or deliver the subscription and all checks and drafts received in payment therefor to Farmland. FSC shall not accept any cash in payment of any Debt Securities from any subscriber. FSC makes no commitment that it will in fact be able to secure subscriptions for Debt Securities of Farmland.

3. Functions of Farmland with Respect to Subscriptions Obtained by FSC; Mailing of Confirmations by Farmland. Upon receipt of a subscription for Debt Securities solicited by FSC and acceptance thereof by Farmland, Farmland will handle the delivery or mailing of the confirmation thereof to the subscriber as well as any billings and all other administrative work involved therewith. Farmland will also mail or deliver directly to the subscriber all certificates for Debt Securities sold to the subscriber.
    Any such confirmation will comply with any requirements of Rule 15c1-4 under the Securities Exchange Act of 1934 (the "1934 Act") and will reflect to the extent required by said Rule, that it is being sent on behalf of FSC acting in the capacity of broker for Farmland. All subscriptions solicited by FSC shall be subject to acceptance by Farmland and Farmland shall have the absolute right to refuse to accept any subscription. The acceptance of a subscription by Farmland will be effective only at the time of the delivery or mailing by Farmland of a confirmation with respect thereto or of the certificates evidencing the Debt Securities covered thereby, whichever shall first occur.


4. All Expenses of FSC to be Paid by Farmland; Farmland to Furnish All Funds and Capital Required by FSC. Farmland will either pay directly on behalf of FSC or reimburse FSC for any and all actual expenses and liabilities incurred by FSC of every kind and character, provided however, that such expenses, liabilities and disbursements shall not exceed three percent (3%) of the face amount of the securities being offered, and provided further, that the compensation which FSC shall pay its associated persons for the sale of securities shall not exceed four percent (4%) of the aggregate sales price of said securities. FSC shall advise Farmland of the amount of commissions which is to be paid to its associated persons and such commissions shall be paid by Farmland directly to FSC's associated persons on behalf of FSC.

    Without limiting the generality of the foregoing, Farmland agrees to make available to FSC all funds, without limitation, as are necessary to enable FSC to maintain the minimum capital required under the 1934 Act and the rules and regulations thereunder.

5. Furnishing of Physical Facilities and Personnel by Farmland to FSC; Maintenance of Books and Records by Farmland on Behalf of FSC. Farmland will make and continue to make physical facilities available to FSC which shall be adequate and suitable for FSC to conduct its business and will make and continue to make available to FSC all accounting and clerical personnel necessary for FSC to carry on its business.

    Farmland will maintain and hold on behalf of and as agent for FSC all of FSC's books and records, including without limitation, all books and records required under the 1934 Act and the rules and regulations thereunder and applicable state securities laws. To the extent applicable, such books and records shall be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act. Such books and records shall be and remain the property of FSC and shall at all times be subject to inspection by the Securities and Exchange Commission in accordance with Section 17(a) of the 1934 Act.

6. FSC Responsible for Supervision of its Associated Persons- FSC has and assumes full responsibility for the securities activities of its associated persons, including the training, supervision and control thereof, provided, however, that FSC will not permit any of its employees to have discretionary authority with respect to any customer's account and that when FSC recommends a Farmland Security, it will have reasonable grounds to believe that the recommendation is suitable for such customer concerning the customer's investment objectives, financial situation and needs, and any other information known by FSC.

7. FSC as Independent Contractor. FSC is an independent contractor and, except as expressly provided or authorized herein or otherwise in writing by Farmland, shall have no authority to act for Farmland or to make any representations concerning the Debt Securities except those contained in the then current prospectus covering the Debt Securities.

8. Advertising and Promotional Materials Farmland will provide FSC with such advertising and promotional literature as it shall deem helpful in selling its Debt Securities. FSC, at its own expense, may prepare and use literature, brochures, information letters or other written materials or visual aids for distribution to and use by its representatives as FSC shall reasonably deem helpful in offering the Debt Securities; provided, however, that all such materials shall be submitted to Farmland for its approval and FSC shall have received the written approval of Farmland prior to the use thereof.

9.  Expenses.   FSC shall bear all of its own costs and expenses incurred in the solicitation of subscriptions for the Debt Securities and in performing its obligations hereunder. Farmland will bear and pay all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing:

    a. All expenses and costs of preparing, printing, and filing any and all registration statements, preliminary prospectuses, prospectuses, and each amendment and supplement thereto, relating to the Debt Securities;

    b. All costs and expenses, including fees and disbursements, if any, of counsel, incident to the qualification of any and all Debt Securities for sale under the Blue Sky or securities laws of the states in the Territory; and

    c. The fees and disbursements, if any, of counsel and any accountants for Farmland.

10. Supervision of FSC's Partners, Employees and Other Representatives FSC hereby agrees that it will use its best efforts and utmost diligence to supervise its partners and employees and any other persons acting on its behalf who will be offering and soliciting subscriptions for Debt Securities from the public to make certain that such partners, employees r representatives do not take any action or make any representation that will in any manner make Farmland subject to any disciplinary action or other sanction of the SEC or of any other governmental authority, whether state, local or federal.

11. Representations and Warranties of Farmland Regarding Registration Statements Farmland represents and warrants to FSC that:

    a. When any registration statement becomes effective during the period subsequent thereto during which a prospectus is required to be delivered to purchasers or proposed purchasers of Debt Securities (i) such registration statement and prospectus and any and all amendments or supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations, and (ii) neither such registration statement nor prospectus nor any amendments or supplements thereto will include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Farmland makes no representations, warranties or agreements as to information contained in or omitted from any such registration statement, prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to Farmland by FSC specifically for use in the preparation thereof; and

    b. If at any time when a prospectus relating to any Security is required to be delivered under the 1933 Act, any event occurs as a result of which such prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the 1933 Act, Farmland will promptly prepare an amended or supplemental prospectus which will correct such statement or omission or which will effect such compliance.


12. Indemnification.

    a. Farmland will indemnify and hold FSC, and any person who controls FSC within the meaning of the 1933 Act, harmless from and against any losses, claims, damages or liabilities to which FSC or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          i. Farmland's failure to take any and all action required to qualify any of the Debt Securities for offer and sale under the Blue Sky or securities laws of any state in the Territory as to which Farmland advised FSC in writing that such action had been taken;

          ii. Any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus, prospectus, or any amendment or supplement thereto, or any other prospectus relating to any of the Debt Securities; or

          iii. Arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary, to make the statements therein not misleading.

          Farmland will reimburse FSC and each such controlling person for any legal or other expenses reasonably incurred by FSC and such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Farmland will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, prospectus, or any amendment or supplement or such other prospectus in reliance upon and in conformity with written information furnished to Farmland by FSC for use in the preparation thereof. This indemnity will be in addition to any liability which Farmland may otherwise have.

    b. FSC will indemnify and hold Farmland and each of its directors, each of its officers who have signed or will sign any registration statement or application under the Blue Sky or securities laws of any state in the Territory, and each person, if any, who controls Farmland within the meaning of the 1933 Act, harmless from and against any losses, claims, damages, liabilities to which Farmland or any such director, officer or controlling person may become subject, under the Act, the Blue Sky or securities laws of any state in the Territory or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          i. FSC's failure to deliver a prospectus to any purchaser solicited by the FSC as required by the 1933 Act;

          ii. Any written or oral untrue statement or alleged untrue statement of any material fact made by FSC or its representatives to any customer, otherwise than through a prospectus, a preliminary prospectus or other material furnished FSC by Farmland;

           iii. Any untrue or alleged untrue statement of any material fact contained in any registration statement, preliminary prospectus, prospectus or amendment or supplement thereto, or any other prospectus relating to any Debt Securities, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such registration statement, preliminary prospectus, prospectus or amendment or supplement or other prospectus in reliance upon and in conformity with written information furnished to Farmland by FSC specifically for use in the preparation thereof; and

           iv. Any and all actions by the FSC or any representative of FSC, including without limiting the generality of the foregoing, the offer of any Security to, and the solicitation of an offer to buy any Security from, the public by FSC or any representative of FSC in any state in the Territory in which FSC or such representative of FSC is not duly registered as a broker, dealer, agent, salesman or otherwise as required by the laws thereof; any offer, solicitation or other action concerning the Debt Securities of Farmland by FSC or any representative of FSC in any jurisdiction outside the Territory; any breach of this Agreement and any misrepresentation or other wrongful conduct occurring in the course of such offer or solicitation.

          FSC will reimburse Farmland or the appropriate person or firm for any legal or other expenses reasonably incurred by Farmland or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity will be in addition to any liability which FSC may otherwise have.

    c. Promptly after receipt by a party indemnified under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 12. In case any such action is brought against an indemnified party, and an indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment thereof has been specifically authorized by the indemnifying party or unless the indemnifying party has failed to assume the defense and employ counsel.

13. Agreement Not Assignable and Shall Not Inure to the Benefit of Third Partied This Agreement may not be assigned by either party. Nothing in this Agreement is intended to give or shall give any person not a party hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision hereof, this Agreement and all conditions and provisions hereof being intended to be, and being for the sole and exclusive benefit of the parties hereto.

14. Agreement Subject to Applicable Laws and Regulation The parties hereto agree that all provisions of this Agreement will be performed in accordance with the requirements of the 1933 Act, the 1934 Act, the rules and regulations thereunder and the applicable laws and regulations of each of the states in the Territory.

15. Entire Agreement; Headings This Agreement constitutes the entire agreement between Farmland and FSC with respect to the transactions contemplated hereby, and supersedes all prior oral or written communications, correspondence, agreements, commitments or understandings with respect thereto. No amendment or waiver of the terms hereof shall be binding unless in writing and signed by authorized representatives of both parties. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning of any term.

16. Effective Date, Duration and Termination of Agreement This Agreement shall become effective concurrently with the effectiveness under the 1933 Act of the first registration statement filed by Farmland after November 1, 1989. The term of this Agreement shall be for a period of five (5) years from the date hereof unless sooner terminated as herein provided by either party hereto. Either party shall have the right to renew this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above mentioned.


(SEAL)


                                         FARMLAND INDUSTRIES, INC.


Mark L. Baldwin                          James L. Rainey
Assistant Secretary                       President


(SEAL)


                                         FARMLAND SECURITIES COMPANY


    James W. Bargfrede                       Kenneth J. Swails
        Secretary                                President